Exhibit 99.1

First Consulting Group Announces Upcoming Investor Events

•                  FCG To Present at JPMorgan 31st Annual Tech and Telecom Conference May 7, 2003

•                  FCG To Present at Robert W. Baird Growth Stock Conference May 14, 2003

•                  FCG To Host Investor Day May 21, 2003 In New York City

•                  Annual Stockholders’ Meeting To Be Held on June 3, 2003 In Long Beach, CA

LONG BEACH, Calif.—(BUSINESS WIRE)—April 30, 2003.  First Consulting Group (FCG), (NASDAQ: FCGI), today announced that the company will present at two upcoming broker conferences.

Mr. Luther Nussbaum, Chairman and CEO, will present an overview of company operations on Wednesday, May 7, 2003 at 1:30 p.m. (Pacific Daylight Time) at the JPMorgan 31st Annual Tech and Telecommunication Conference, and on Wednesday, May 14, 2003 at 11:35 a.m. (Pacific Daylight Time) at the Robert W. Baird 2003 Growth Stock Conference.

Investor Day in New York City

The company also announced that it is hosting an Investor Day on May 21, 2003 at the American Conference Center in New York City from 9:00 a.m. to 1:30 p.m. (Eastern Daylight Time). A dozen of the firm’s leaders will present on various topics concerning the company’s operations and future vision for its business. Please contact Mr. Thomas Reep for more details.

Annual Stockholders’ Meeting

The company’s 2003 Annual Meeting of Stockholders is scheduled to be held at the company’s corporate offices in Long Beach, CA on Tuesday, June 3, 2003 at 10:00 a.m. Pacific Daylight Time. Proxy materials for the meeting have been filed with the Securities and Exchange Commission and will be mailed to stockholders of record on or about May 2, 2003. An electronic copy of the proxy materials can be accessed at the SEC’s website at www.sec.gov or at FCG’s “Investors” link from its website at www.fcg.com.

Webcast of Events

Each of the four events described above will be accessible via webcast and can be accessed at FCG’s “Investors” link from its website at www.fcg.com. An archive of each webcast will be made available at FCG’s website through the “Investors” link.

About First Consulting Group

FCG is a leading provider of consulting, software development, systems integration, outsourcing and applied research services for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. The firm’s services increase clients’ operations effectiveness, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

Contact:

First Consulting Group

Luther Nussbaum, 562/624-5221
lnussbaum@fcg.com

Thomas A. Reep, 562/624-5250
treep@fcg.com